Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Steven Finklea
U.S. Bank National Association
5555 San Felipe Street, Suite 1150
Houston, Texas 77056
(713) 235-9208
(Name, address and telephone number of agent for service)
CINTAS CORPORATION NO. 2
(Issuer with respect to the Securities)

Delaware	31-1703809

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6800 Cintas Boulevard Mason, Ohio	45040

(Address of Principal Executive Offices)	(Zip Code)
Senior Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
     Comptroller of the Currency
     Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
     Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
     None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 15th of November, 2007.

		By:	/s/ Steven Finklea

Steven Finklea Vice President

By:	/s/ Raymond Haverstock

Raymond Haverstock Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 15, 2007

		By:	/s/ Steven Finklea

Steven Finklea Vice President

By:	/s/ Raymond Haverstock

Raymond Haverstock Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2007
($000’s)

9/30/2007
Assets
Cash and Due From Depository Institutions	$6,636,000
Securities	40,371,000
Federal Funds	4,601,000
Loans & Lease Financing Receivables	146,998,000
Fixed Assets	1,779,000
Goodwill	7,604,000
Intangible Assets	3,150,000
Other Assets	16,489,000

Total Assets	$227,628,000

Liabilities
Deposits	$122,748,000
Short-term borrowings	28,868,000
Long-term debt	45,241,000
Other Liabilities	10,005,000

Total Liabilities	$206,862,000

Equity
Common and Preferred Stock	1,020,000
Surplus	5,748,000
Retained Earnings	22,580,000
Less cost of Common Stock in Treasury	(7,554,000)
Other comprehensive income	(1,028,000)

Total Shareholders’ Equity	$20,766,000

Total Liabilities and Shareholders’ Equity	$227,628,000

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Steven Finklea

Vice President
Date: November 15, 2007

5